UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 18, 2019

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

As previously reported in the Current Report on Form 8-K dated July 11, 2018, CME Media Enterprises B.V. (“CME BV”), a wholly owned subsidiary of Central European Media Enterprises Ltd. (the “Company”), entered into an amended & restated framework agreement on July 5, 2018 (as amended, the “Amended & Restated Framework Agreement”) with Slovenia Broadband s.à r.l. (“Slovenia Broadband”), a subsidiary of United Group B.V. (as filed with the SEC on July 11, 2018 as Exhibit 10.1 to the Company’s Current Report on Form 8-K on such date), with respect to the sale by CME BV of its subsidiary Pro Plus d.o.o., which operates the Company’s Slovenian business, to Slovenia Broadband. Closing of the Slovenian transaction is subject to the receipt of competition approval by Slovenia Broadband and the satisfaction of customary closing conditions by January 18, 2019 (the “Long Stop Date”), as specified in the Amended & Restated Framework Agreement.

In light of the pending competition approval, the Long Stop Date was previously extended by CME BV and Slovenia Broadband by amendment no. 1 to the amended & restated framework agreement, dated September 13, 2018 (as filed with the SEC on September 14, 2018 as Exhibit 10.1 to the Company’s Current Report on Form 8-K on such date), by amendment no. 2 to the amended & restated framework agreement, dated October 31, 2018 (as filed with the SEC on November 1, 2018 as Exhibit 10.1 to the Company’s Current Report on Form 8-K on such date), and by amendment no. 3 to the amended & restated framework agreement, dated December 6, 2018 (as filed with the SEC on December 6, 2018 as Exhibit 10.1 to the Company’s Current Report on Form 8-K on such date). The Amended & Restated Framework Agreement includes the right of either party to terminate the Amended & Restated Framework Agreement if the closing of the Slovenian transaction has not occurred by the Long Stop Date.

In connection with today's expiration of the Long Stop Date without competition approval having been received by Slovenia Broadband, CME BV has exercised its option to terminate the Amended & Restated Framework Agreement with immediate effect.

Item 7.01	Regulation FD Disclosure

On January 18, 2019, the Company announced the transactions described herein pursuant to the press release, the text of which is set forth in Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

The Company is providing unaudited quarterly segment information for the nine months ended September 30, 2018, and the years ended December 31, 2017 and December 31, 2016, which are recast to include the results of our Slovenian business, which were previously classified as held for sale in our consolidated statements of operations and comprehensive income with respect to such periods. These changes have no effect on net income / loss for such periods, as reported in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2018, filed with the SEC on October 18, 2018, our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 8, 2018, and our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 9, 2017. Segment net revenue and OIBDA have been recast to include the results of continuing operations inclusive of our Slovenian business. We believe that the unaudited recast financial information will be helpful to users of our financial statements to better understand the recent performance of the business, including our Slovenia operations, and our full year 2018 financial results once reported by the Company.

The recast segment information is furnished as Exhibit 99.2 hereto and incorporated herein by reference. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

The recast segment information includes financial measures which are not presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding the Company's results of operations because it provides a meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations, and these measures also form the basis of bonus incentives for executive management and throughout the Company. Exhibit 99.2 includes a reconciliation to the most directly comparable GAAP financial measures.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press release of Central European Media Enterprises Ltd. dated as of January 18, 2019
Exhibit 99.2	Segment Data (furnished only)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date:	January 18, 2019	/s/	David Sturgeon
David Sturgeon
Executive Vice President and Chief Financial Officer Principal Financial Officer and Principal Accounting Officer